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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934

       Date of Report (Date of Earliest Event Reported) DECEMBER 20, 1995

                            STERLING SOFTWARE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                    1-8465                 75-1873956
         (STATE OF                (COMMISSION              (IRS EMPLOYER
      INCORPORATION)              FILE NUMBER)          IDENTIFICATION NO.)

 8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS        75206
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

       Registrant's telephone number, including area code: (214) 891-8600



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

ITEM 5. OTHER EVENTS

PROPOSED SUBSIDIARY INITIAL PUBLIC OFFERING

  On December 20, 1995, Sterling Commerce, Inc. ("SCI"), a wholly owned subsidiary of Sterling Software, Inc. ("Sterling Software"), filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for the purpose of effecting an initial public offering (the "Offering") of up to 13,800,000 shares (the "Shares") of common stock, par value $.01 per share of SCI ("SCI Common Stock"). In the Registration Statement, SCI has preliminarily estimated that the initial public offering price will be between $20.00 and $22.00 per Share. In the Offering, up to 11,200,000 Shares are to be sold by Sterling Software and 1,800,000 Shares are to be sold by SCI. Following completion of the Offering as presently contemplated, Sterling Software would own approximately 84.0% of the outstanding SCI Common Stock (approximately 81.6% if the over-allotment options to be granted by Sterling Software to the underwriters are exercised in full). The Offering is expected to be completed in the second quarter of fiscal 1996.

FORMATION TRANSACTIONS

  Sterling Software incorporated SCI as a Delaware corporation in December 1995. In contemplation of the Offering, among other things, (i) Sterling Software presently intends to cause to be transferred to SCI (a) all of the issued and outstanding shares of capital stock of the subsidiaries comprising Sterling Software's Electronic Commerce Group, (b) certain assets relating to the electronic commerce business currently conducted by Sterling Software's International Group and (c) certain assets relating to the electronic commerce business currently conducted by Sterling Software's Federal Systems Group, and
(ii) Sterling Software and SCI will enter into the contractual arrangements described below in this report.

PROPOSED DISTRIBUTION

  Sterling Software presently intends, following the completion of the Offering, to distribute pro rata to its stockholders as a dividend the remaining shares of SCI Common Stock then owned by it by means of a tax-free distribution (the "Distribution"). The Distribution will be subject to certain conditions, including (i) approval by Sterling Software's stockholders of both the Distribution and a new Sterling Software stock option plan under which the total number of shares of common stock, par value $.10 per share, of Sterling Software ("Sterling Common Stock") available for issuance will be not less than 20% of the total number of such shares then outstanding and (ii) the declaration by Sterling Software's Board of Directors of a dividend of the shares of SCI Common Stock then owned by Sterling Software. Such declaration will be conditioned upon the receipt of a favorable ruling from the Internal Revenue Service (the "IRS") as to the tax-free nature of the Distribution and the absence of any change in market conditions or other circumstances that would cause the Board of Directors of Sterling Software to conclude that the Distribution is not in the best interests of the stockholders of Sterling Software. Sterling Software intends to apply to the IRS for a ruling as to the tax-free nature of the Distribution. Sterling Software presently anticipates that the Distribution will occur prior to September 30, 1996.

CONTRACTUAL ARRANGEMENTS WITH STERLING SOFTWARE

  In anticipation of the Offering, and in view of Sterling Software's intention to undertake the Distribution, Sterling Software presently intends to enter into a number of agreements with SCI for the purpose of defining certain relationships between them following the Offering. These include (i) a Services Agreement, pursuant to which (a) Sterling Software will continue on an interim basis to provide to SCI, upon request by SCI, various services, including accounting and audit, finance and treasury, strategic planning and budgeting, cash management, insurance and risk management, tax, legal, human resources and similar administrative and management services that Sterling Software has historically provided to its subsidiaries (including SCI) and (b) Sterling Software will permit employees of SCI and its subsidiaries to continue on an interim basis to participate in certain benefit plans and programs sponsored by Sterling Software; (ii) a Space Sharing Agreement pursuant to which SCI and Sterling Software will share certain office facilities; (iii) a Data Processing Agreement, pursuant to which SCI will provide certain data processing services to Sterling Software; (iv) a Tax Allocation Agreement, which will provide for the allocation of payments of taxes for periods during which Sterling Software and SCI are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes, the allocation of responsibility for the filing of tax returns and certain other related matters;
(v) an Indemnification Agreement, pursuant to which (a) each of Sterling Software and SCI will agree to indemnify the other and its directors, officers, employees, agents and representatives for certain liabilities relating to (1) violations of federal or state securities laws in connection with the Offering or the Distribution and (2) the business operations conducted or formerly conducted by each company, (b) SCI will agree to indemnify Sterling Software with respect to certain financial obligations of SCI that, after the Offering, will continue to be guaranteed or secured by Sterling Software, and (c) SCI will agree to indemnify Sterling Software and its directors, officers, employees, agents and representatives for any liabilities resulting from certain acts, failures to act or the provision of incorrect factual information by SCI in connection with the IRS ruling request that cause the Distribution to be taxable to Sterling Software or its stockholders; (vi) an International Marketing Agreement, pursuant to which Sterling Software's International Group will act as the exclusive distributor (directly and through subdistributors) of SCI's interchange and communications software products in markets outside the United States and Canada and will be responsible for sales, marketing and first level support of those products in those markets; and (vii) a Stock Registration and Option Agreement, pursuant to which (a) Sterling Software may request, subject to certain limitations, that SCI register for sale under the Securities Act of 1933, as amended, and applicable state securities laws the SCI Common Stock owned by Sterling Software and (b) Sterling Software will have, after the completion of the Offering but prior to the completion of the Distribution, an option to purchase from SCI at then-current market prices such number of shares of Common Stock as Sterling Software may determine to be necessary for Sterling Software to continue to include SCI in Sterling Software's consolidated federal income tax return or to ensure the tax-free nature of the Distribution.

REDEMPTION OF 5.75% CONVERTIBLE SUBORDINATED DEBENTURES

  On December 20, 1995, Sterling Software gave notice of the redemption of all of the outstanding principal amount of its 5.75% Convertible Subordinated Debentures due February 1, 2003 (the "Debentures") issued pursuant to the Indenture, dated as of February 2, 1993, between Sterling Software and Bank of America Texas, National Association, as trustee (the "Trustee"). The effective date of the redemption will be February 12, 1996 (the "Redemption Date").

  In accordance with the terms of the Indenture, holders of Debentures on the Redemption Date will be entitled to receive $1,040.25 per $1,000.00 principal amount of Debentures, together will accrued and unpaid interest from February 1, 1996 to the Redemption Date of $1.756944, for a total of $1,042.006944 (the "Redemption Price") for each $1,000.00 principal amount of Debentures. Interest on the Debentures will cease to accrue on and after the Redemption Date.

  The Debentures are presently convertible into shares of Sterling Common Stock. In accordance with the Indenture, the number of shares of Sterling Common Stock issuable upon the conversion of Debentures is determined by dividing the principal amount of the Debentures to be converted by $28.35, the conversion price. Based on the foregoing formula, each $1,000.00 in principal amount of Debentures is convertible into approximately 35.27 shares of Sterling Common Stock. Debentures are convertible in whole or in part in any integral multiple of $1,000.00. No fractional shares of Sterling Common Stock will be issued upon conversion. Instead, a cash payment for each fractional share will be made on the basis of the closing sale price of Sterling Common Stock on the New York Stock Exchange--Composite Tape on the trading day immediately preceding the date of conversion. No payment or adjustment in respect of accrued interest on the Debentures will be made upon conversion of the Debentures. Pursuant to the Indenture, the Debenture holders' right to convert the Debentures into shares of Sterling Common Stock expires at the close of business on February 5, 1996, the fifth business day immediately preceding the Redemption Date. Accordingly, all Debentures not converted into Sterling Common Stock prior to the close of business on February 5, 1996 will be redeemed at the Redemption Price. If all $114,922,000 aggregate principal amount of outstanding Debentures were converted, an additional 4,053,686 shares of Sterling Common Stock would be issued and outstanding.

  Record holders of Debentures on January 15, 1996 (the "Record Date") will be entitled to receive the regular semi-annual interest payment on February 1, 1996 (the "Payment Date") of $28.75 for each $1,000.00 principal amount of Debentures. Accordingly, holders of Debentures who convert their Debentures into Sterling Common Stock on or prior to January 15, 1996 will not receive such interest payment. If any holder surrenders a Debenture for conversion after the close of business on the Record Date and before the close of business on the Payment Date, then, notwithstanding such conversion, the interest payable on such Payment Date will be paid to the holder on the Record Date. However, in the event that a holder surrenders a Debenture for conversion after the close of business on the Record Date and before the close of business on the Payment Date, such Debenture, when surrendered for conversion, must be accompanied by delivery of a check or draft payable in an amount equal to the interest payable on such Payment Date ($28.75 for each $1,000 principal amount of Debentures) on the portion of the Debenture so converted. If such payment does not accompany such Debenture, the Debenture will not be converted. If Sterling Software defaults in the payment of interest payable on the Payment Date, the Trustee will repay such funds to the holder.

PROPOSED ACCELERATION OF EMPLOYEE STOCK OPTIONS

  In connection with the proposed Offering, management of Sterling Software presently intends to recommend that the applicable Board Committees that administer its existing stock option plans (the "Committees") take action to approve the acceleration of substantially all outstanding options granted under such plans, effective as of the completion of the Offering. As of the date of this report, the Committees have not taken action to approve such acceleration.

  If all options to purchase Sterling Common Stock outstanding at November 30, 1995 were exercised, an additional 8,715,145 shares of Sterling Common Stock would be issued and outstanding.

OTHER

  As of the date hereof, no assurance can be given that (i) the Offering will be completed or, if completed, will be completed on the terms, including the assumed public offering price of the SCI Common Stock, described in this report or (ii) each of the conditions to the Distribution will be satisfied, including
(i) approval by Sterling Software's stockholders of both the Distribution and a new Sterling Software stock option plan under which the total number of shares of Sterling Common Stock available for issuance will be not less than 20% of the total number of such shares then outstanding and (ii) the declaration by Sterling Software's Board of Directors of a dividend of the shares of SCI Common Stock then owned by Sterling Software. As described above, such declaration will be conditioned upon the receipt of a favorable ruling from the Internal Revenue Service (the "IRS") as to the tax-free nature of the Distribution and the absence of any change in market conditions or other circumstances that would cause the Board of Directors of Sterling Software to conclude that the Distribution is not in the best interests of the stockholders of Sterling Software.

PRO FORMA FINANCIAL DATA

  The selected historical and pro forma financial data set forth below should be read in conjunction with Sterling Software's consolidated financial statements and the notes thereto, included in Sterling Software's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

  The pro forma financial data for Sterling Software include balance sheet information at September 30, 1995 and the results of operations for the years ended September 30, 1995 and 1994. This two-year presentation has been included to illustrate the effects of unusual events included in Sterling Software's results of operations, including restructuring charges and the write-off of purchased research and development resulting from acquisitions.

  The selected pro forma unaudited consolidated financial data for SCI include balance sheet information at September 30, 1995 and 1994 and the results of operations for the years ended September 30, 1995 and 1994.

                            STERLING SOFTWARE, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1995

                                 (IN THOUSANDS)

                                       PRO FORMA                    PRO FORMA
                          HISTORICAL  ADJUSTMENTS     PRO FORMA    ADJUSTMENTS   STERLING
                           STERLING     FOR THE    ADJUSTMENTS FOR   FOR THE    SOFTWARE AS
                           SOFTWARE    DEBENTURE   ISSUANCE OF SCI DISTRIBUTION  ADJUSTED
                          AT 9-30-95 CONVERSION(1) COMMON STOCK(2)  OF SCI(3)   AT 9-30-95
                          ---------- ------------- --------------- ------------ -----------
Current assets:
  Cash and cash
   equivalents..........   $179,305    $              $200,640      $    (395)   $379,550
  Marketable securities.     61,341                                                61,341
  Accounts and notes
   receivable, net......    183,734                                   (49,155)    134,579
  Other current assets..     19,674                                    (4,931)     14,743
                           --------    ---------      --------      ---------    --------
    Total current
     assets.............    444,054                    200,640        (54,481)    590,213
  Property and
   equipment, net.......     68,412                                   (25,838)     42,574
  Computer software,
   net..................     80,966                                   (32,263)     48,703
  Excess cost over net
   assets acquired......     85,903                                   (10,259)     75,644
  Other noncurrent
   assets...............     34,845                                    (6,137)     28,708
                           --------    ---------      --------      ---------    --------
    Total assets........   $714,180    $              $200,640      $(128,978)   $785,842
                           ========    =========      ========      =========    ========
Current liabilities.....   $221,649                   $101,744      $ (52,362)   $271,031
Long-term debt..........    116,668     (114,987)                        (320)      1,361
Other noncurrent
 liabilities............     27,525                                   (21,415)      6,110
Minority interest.......                                 8,781         (8,781)
Stockholders' equity:(4)
  Common stock..........      2,653          406                                    3,059
  Additional paid in
   capital..............    336,752      114,581                                  451,333
  Retained earnings.....      9,515                     90,115        (46,100)     53,530
  Less: treasury stock..       (582)                                                 (582)
                           --------    ---------      --------      ---------    --------
    Total stockholders'
     equity.............    348,338      114,987        90,115        (46,100)    507,340
                           --------    ---------      --------      ---------    --------
    Total liabilities
     and stockholders'
     equity.............   $714,180    $              $200,640      $(128,978)   $785,842
                           ========    =========      ========      =========    ========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Adjusted to give effect to the assumed conversion of the outstanding Debentures which are convertible into Sterling Common Stock at a conversion price of $28.35.

(2) Adjusted to reflect the assumed issuance of 10,200,000 shares of SCI Common Stock by Sterling Software for $21 per share (the midpoint of the preliminarily estimated initial public offering price as stated in the Registration Statement), net of underwriters' discount and expenses of $13,560,000 associated with the Offering. Additionally, the gain reflected herein related to the sale by Sterling Software of shares of SCI Common Stock in the Offering is net of related tax expense and other charges aggregating to $101,744,000. The 10,200,000 shares of SCI Common Stock excludes 1,800,000 shares related to the underwriters' overallotment options.

(3) Adjusted to give effect to the assumed Distribution to Sterling Software's shareholders.

(4) In connection with the Offering, management currently plans to recommend to the applicable committees of the Board of Directors of Sterling Software that substantially all outstanding stock options of Sterling Software become fully vested effective upon completion of the Offering. The impact of the potential exercise of Sterling Software's options and warrants has not been reflected in the accompanying Pro Forma Balance Sheet.

                            STERLING SOFTWARE, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1995
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                            PRO FORMA      PROFORMA
                                           ADJUSTMENTS   ADJUSTMENTS
                            HISTORICAL       FOR THE         FOR        STERLING SOFTWARE
                         STERLING SOFTWARE  DEBENTURE    DISTRIBUTION      AS ADJUSTED
                              9-30-95      CONVERSION     OF SCI(2)          9-30-95
                         ----------------- -----------   ------------   -----------------
Revenue:
  Products..............     $239,903       $              $(71,603)        $168,300
  Product support.......      159,942                       (46,190)         113,752
  Services..............      188,322                       (74,063)         114,259
  Royalties from
   affiliated companies.                                    (11,722)
                                                             11,722 (5)
                             --------       ---------      --------         --------
    Total revenue.......      588,167                      (191,856)         396,311
Cost and expenses:
 Cost of sales:
  Products and product
   support..............       71,883                       (25,879)          57,726
                                                             11,722 (5)
  Services..............      118,680                       (15,671)         103,009
                             --------       ---------      --------         --------
                              190,563                       (29,828)         160,735
                             --------       ---------      --------         --------
  Product research,
   development and
   enhancement..........       42,509                       (14,807)          27,702
  Selling, marketing,
   general and
   administrative.......      222,745                       (75,193)         151,052
                                                              3,500 (3)
  Restructuring charges.       19,512                                         19,512
  Purchased research and
   development..........       62,000                                         62,000
                             --------       ---------      --------         --------
    Total costs and
     expenses...........      537,329                      (116,328)         421,001
  Income (loss) from
   operations...........       50,838                       (75,528)         (24,690)
  Interest expense......       (8,625)          6,612(1)         43           (1,970)
  Investment and
   interest income......        9,044                           (47)           8,997
  Other income..........        1,637                           482            2,119
                             --------       ---------      --------         --------
                                2,056           6,612           478            9,146
Income (loss) before
 income taxes...........       52,894           6,612       (75,050)         (15,544)
Provision for income
 taxes..................       43,620           2,645       (30,020)          16,245
                             --------       ---------      --------         --------
Income (loss) from
 continuing operations..     $  9,274       $   3,967      $(45,030)        $(31,789)
                             ========       =========      ========         ========
Income (loss) from
 continuing operations
 per share..............     $    .39                                       $  (1.15)
                             ========                                       ========

                            STERLING SOFTWARE, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1994
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                            PRO FORMA      PROFORMA     STERLING
                                HISTORICAL ADJUSTMENTS   ADJUSTMENTS    SOFTWARE
                                 STERLING    FOR THE         FOR           AS
                                 SOFTWARE   DEBENTURE    DISTRIBUTION   ADJUSTED
                                 9-30-94   CONVERSION     OF SCI(2)     9-30-94
                                ---------- -----------   ------------   --------
Revenue:
  Products.....................  $178,233    $             $(56,291)    $121,942
  Product support..............   133,752                   (37,953)      95,799
  Services.....................   161,408                   (53,246)     108,162
  Royalties from affiliated
   companies...................                              (8,426)
                                                              8,426 (5)
                                 --------    ------        --------     --------
    Total revenue..............   473,393                  (147,490)     325,903
Cost and expenses:
 Cost of sales:
  Products and product support.    64,123                   (24,000)      48,549
                                                              8,426 (5)
  Services.....................   107,622                   (12,282)      95,340
                                 --------    ------        --------     --------
                                  171,745                   (27,856)     143,889
                                 --------    ------        --------     --------
  Product research, development
   and enhancement.............    33,002                   (12,497)      20,505
  Selling, marketing, general
   and administrative..........   173,112                   (60,732)     115,880
                                                              3,500 (3)
  Restructuring charges........
  Purchased research and
   development.................
                                 --------    ------        --------     --------
    Total costs and expenses...   377,859                   (97,585)     280,274
  Income (loss) from
   operations..................    95,534                   (49,905)      45,629
  Interest expense.............    (6,658)    6,612 (1)          60           14
  Investment and interest
   income......................     1,519                       (29)       1,490
  Other income.................     2,206                       119        2,325
                                 --------    ------        --------     --------
                                   (2,933)    6,612             150        3,829
Income before income taxes.....    92,601     6,612         (49,755)      49,458
Provision for income taxes.....    34,262     2,645         (19,902)      17,005
                                 --------    ------        --------     --------
Income (loss) from continuing
operations.....................  $ 58,339    $3,967        $(29,853)    $ 32,453
                                 ========    ======        ========     ========

                  NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

(1) Adjusted to give effect to the interest savings associated with the conversion of the outstanding Debentures into Sterling Common Stock.

(2) Adjusted to give effect to the assumed Distribution to Sterling Software's shareholders.

(3) Administrative charges incurred by Sterling Software allocated to SCI were $3,500,000 in 1995 and 1994. This adjustment reflects the addition of those costs to Sterling Software as if SCI had been historically distributed to shareholders.

(4) On a pro forma quarterly basis, the revenue and income from continuing operations of Sterling Software for 1995 and 1994, after giving effect to the adjustments described above, would be:

                                                 THREE MONTHS ENDED
                                     ------------------------------------------
                                     DECEMBER 31 MARCH 31 JUNE 30  SEPTEMBER 30
                                     ----------- -------- -------- ------------
                                                   (IN THOUSANDS)
   Year Ended September 30, 1995:
     Revenue........................   $83,596   $94,129  $102,780   $115,806
     Income (loss) from continuing
      operations....................   (69,914)   11,058    11,810     15,257
   Year Ended September 30, 1994:
     Revenue........................   $77,316   $80,274  $ 79,704   $ 88,609
     Income from continuing
      operations....................     6,518     7,647     8,303      9,985

    Included in the three months ended December 31, 1994 is a restructuring charge of $19,512,000 and $62,000,000 of purchased research and development relating to Sterling Software's acquisition of KnowledgeWare, Inc. during December 1994.

(5) As owner of software products distributed by Sterling Software's international operations, SCI includes royalties received from Sterling Software as revenue. Such revenues are eliminated in the pro-forma adjustment and are an expense to Sterling Software.

                            STERLING COMMERCE, INC.

                PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEETS

                          SEPTEMBER 30, 1994 AND 1995
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       1995
                                                   1994     1995   (AS ADJUSTED)
                                                 -------- -------- -------------
                                                                     (NOTE 1)
                    ASSETS
Current assets:
  Cash.........................................  $    379 $    395   $ 35,395
  Accounts and notes receivable, net (Note 6)..    33,642   49,155     49,155
  Deferred income taxes benefit (Note 9).......     3,726    3,463      3,463
  Prepaid expenses and other current assets....     2,412    3,041      3,041
                                                 -------- --------   --------
    Total current assets.......................    40,159   56,054     91,054
Property and equipment, net (Note 7)...........    17,047   25,838     25,838
Computer software, net of accumulated
 amortization of $24,974 in 1994 and $34,112 in
 1995 (Note 1).................................    27,208   32,263     32,263
Excess cost over net assets acquired, net of
 accumulated amortization of $2,661 in 1994 and
 $3,087 in 1995................................    10,685   10,259     10,259
Other assets (Note 6)..........................     5,539    4,564      4,564
                                                 -------- --------   --------
                                                 $100,638 $128,978   $163,978
                                                 ======== ========   ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities
   (Note 8)....................................  $ 15,213 $ 21,442   $ 21,442
  Deferred revenue.............................    22,748   30,920     30,920
                                                 -------- --------   --------
    Total current liabilities..................    37,961   52,362     52,362
Deferred income taxes (Note 9).................    13,475   17,749     17,749
Other noncurrent liabilities...................     4,208    3,986      3,986
Contingencies and commitments (Notes 10 and 12)
Stockholders' equity:
  Preferred stock $.01 par value, 50,000,000
   shares authorized...........................
  Common stock $.01 par value, 150,000,000
   shares authorized; 75,000,000 shares issued
   and outstanding.............................                           750
  Additional paid-in capital...................                        89,131
  Stockholder's net investment.................    44,994   54,881
                                                                     --------
    Total stockholders' equity.................                        89,881
                                                 -------- --------   --------
                                                 $100,638 $128,978   $163,978
                                                 ======== ========   ========

                            See accompanying notes.

                            STERLING COMMERCE, INC.

           PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                    YEARS ENDED SEPTEMBER 30, 1994 AND 1995
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                             1994       1995
                                                          ---------- ----------
Revenue:
  Products............................................... $   56,291 $   71,603
  Product support........................................     37,953     46,190
  Services...............................................     53,246     74,063
  Royalties from affiliated companies....................      8,426     11,722
                                                          ---------- ----------
                                                             155,916    203,578
Costs and expenses:
  Cost of sales:
    Products and product support.........................     24,000     25,879
    Services.............................................     12,282     15,671
                                                          ---------- ----------
                                                              36,282     41,550
  Product development and enhancement....................     12,497     14,807
  Selling, general and administrative....................     60,732     75,193
  Restructuring charges..................................
                                                          ---------- ----------
                                                             109,511    131,550
                                                          ---------- ----------
Income before other expense and income taxes.............     46,405     72,028
Other expense............................................        150        478
                                                          ---------- ----------
Income before income taxes...............................     46,255     71,550
Provision for income taxes (Note 9)......................     18,502     28,620
                                                          ---------- ----------
Net income............................................... $   27,753 $   42,930
                                                          ========== ==========
Earnings per common share data:
  Earnings per common share.............................. $     0.38 $     0.59
                                                          ========== ==========
  Average common shares outstanding...................... 73,200,000 73,200,000
                                                          ========== ==========


                            See accompanying notes.

                            STERLING COMMERCE, INC.

         NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION

  Sterling Software, Inc. ("Sterling Software") organized Sterling Commerce, Inc. ("SCI") as a wholly owned subsidiary in December 1995. In contemplation of an initial public offering (the "Offering") by Sterling Software and SCI of shares of common stock of SCI ("SCI Common Stock"), Sterling Software intends to transfer to SCI the direct and indirect subsidiaries through which Sterling Software has historically conducted its electronic commerce business. In addition, immediately prior to the completion of the Offering, SCI will effect a 732,000-for-one stock split. Upon the completion of the Offering, Sterling Software will own approximately 84% of the outstanding shares of SCI Common Stock (or approximately 81.6% if certain options granted to underwriters in connection with the Offering are exercised in full).

  The pro forma unaudited balance sheet reflects the formation of SCI as described above, as well as the receipt of approximately $35,000,000 of net proceeds from SCI's anticipated sale of 1,800,000 shares of SCI Common Stock pursuant to the Offering. It is anticipated that Sterling Software will simultaneously sell 10,200,000 shares of SCI Common Stock pursuant to the Offering, and that Sterling Software will thereafter own 63,000,000 of the 75,000,000 shares of SCI Common Stock outstanding.

  Sterling Software has announced that, following the completion of the Offering, Sterling Software intends to distribute pro rata to its stockholders as a dividend its remaining shares of SCI Common Stock by means of a tax-free distribution. The distribution will be subject to certain conditions, including approval by Sterling Software stockholders of both the distribution and a new Sterling Software stock option plan and the declaration by Sterling Software's Board of Directors of a dividend of the shares of Common Stock then owned by Sterling Software. Such declaration is expected to be conditioned upon the receipt of a favorable ruling from the IRS as to the tax-free nature of the distribution and the absence of any change in market conditions or other circumstances that cause the Board of Directors of Sterling Software to conclude that the distribution is not in the best interests of the stockholders of Sterling Software. Sterling Software has advised SCI that it presently anticipates that the distribution will occur prior to September 30, 1996.

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The Pro Forma Unaudited Consolidated Financial Statements have been prepared using Sterling Software's historical basis in the assets and liabilities of the Electronic Commerce Group, including goodwill and other intangible assets recognized by Sterling Software in the original acquisition of certain businesses conducted by SCI. All significant intercompany accounts among SCI and its consolidated subsidiaries have been eliminated.

  The Pro Forma Unaudited Consolidated Financial Statements reflect the results of operations, financial condition and cash flows of SCI as a component of Sterling Software and may not be indicative of actual results of operations and financial position of SCI under other ownership. Management believes that the consolidated income statements include a reasonable allocation of administrative costs incurred by Sterling Software which benefit SCI. These allocations of corporate expenses were approximately $3,500,000 in 1994 and 1995.

  Sterling Software's international operations will act as a distributor of SCI's products outside the United States and Canada for the foreseeable future and will pay a royalty to SCI. Management believes that the royalties as reflected herein have been determined on an arm's-length basis.

 Revenue

  Revenue from license fees, including leasing transactions, for standard software products is recognized when the software is delivered, provided no significant future vendor obligations exist and

                            STERLING COMMERCE, INC.

collection is probable. If software product transactions include the right to receive future products, a portion of the software product revenue is deferred and recognized as products are delivered. Services revenue and revenue from products involving installation or other services are recognized as the services are performed.

  Product support contracts entitle the customer to telephone support, bug fixing and the right to receive software updates as they are released. Revenue from product support contracts, including product support included in initial license fees, is recognized ratably over the contract period. All significant costs and expenses associated with product support contracts are expensed as incurred, which approximates ratable expenses over the contract period.

  When products, product support and services are billed prior to the time the related revenue is recognized, deferred revenue is recorded and related costs paid in advance are deferred.

 Software Development Costs

  SCI capitalizes the costs of developing and testing new or significantly enhanced software products in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Unamortized software development costs of $24,928,000 and $27,555,000 included in "Computer software, net" at September 30, 1994 and 1995, respectively.

 Depreciation and Amortization

  Property and equipment are recorded at cost and depreciated using the straight-line method over average useful lives of three to fifteen years. Computer software costs are amortized on a product-by-product basis using the greater of the amount computed by taking the ratio of current year net revenue to estimated future net revenue or the amount computed by the straight-line method over periods ranging from three to five years. Leasehold improvements are amortized over the term of the lease. Excess costs over the net assets of businesses acquired are amortized on a straight-line basis over periods of ten to forty years. Other intangible assets are amortized on a straight-line basis over periods of three to ten years.

  Depreciation and amortization consists of the following for the years ended September 30, 1994 and 1995 (in thousands):

                                                                 1994    1995
                                                                ------- -------
   Property and equipment...................................... $ 4,579 $ 7,084
   Purchased computer software.................................   1,385   1,405
   Capitalized computer software development costs.............   7,353   7,772
   Excess costs over net assets of businesses acquired.........     407     426
   Intangible assets...........................................     773     830
                                                                ------- -------
                                                                $14,497 $17,517
                                                                ======= =======

 Income Taxes

  SCI plans to enter into a tax sharing agreement with Sterling Software covering the period of time SCI will be included in Sterling Software's consolidated tax returns. SCI's operations have historically been included in consolidated income tax returns filed by Sterling Software. Income tax expense in the accompanying financial statements has been computed assuming SCI filed separate income tax returns. Deferred taxes result primarily from the use of accelerated depreciation for tax purposes, expensing of development costs and from the timing of deductions for expenses under certain employee benefit plans and accrued expenses.

 Earnings Per Share

  The earnings per share calculation is based on shares outstanding after the organization of SCI and before the Offering. The shares have been reflected as outstanding for all years presented.

                            STERLING COMMERCE, INC.

3. TRANSACTIONS WITH AFFILIATED COMPANIES

  Amounts payable and receivable from Sterling Software arise as a result of various transactions between SCI and Sterling Software, including SCI's participation in Sterling Software's central cash management program, royalties paid to SCI as a result of Sterling Software acting as an international distributor, tax expense charged to SCI and other expenses incurred on behalf of SCI as described below. At the end of each year, net available cash flow after consideration of the charges as described above, is distributed to Sterling Software.

  Certain costs and expenses (other than the expense allocations discussed in Note 2) are initially incurred by Sterling Software on behalf of SCI, and charged to SCI. An analysis of significant items follows (in thousands):

                                                        YEAR ENDED SEPTEMBER 30
                                                        -----------------------
                                                           1994        1995
                                                        ----------- -----------
     Summary of Expenses:
       Legal, accounting and professional fees.........      $1,376 $       600
       Payroll related.................................         739       1,403
       Occupancy.......................................         694         661
       Miscellaneous...................................         349         374
                                                        ----------- -----------
                                                        $     3,158 $     3,038
                                                        =========== ===========

  The international operations of Sterling Software act as a distributor of certain of SCI's products.

4. BUSINESS COMBINATIONS

  In August 1994, Sterling Software acquired all of the outstanding common stock of American Business Computer Company ("ABC"), a Michigan corporation based near Detroit, Michigan, which developed, marketed and supported UNIX-based electronic data interchange products, including products that provide sophisticated electronic commerce gateway functionality, in a stock-for-stock acquisition (the "ABC Merger") accounted for as a pooling of interests. The business formerly conducted by ABC is included in the results of operations of SCI. SCI's financial statements for periods prior to the ABC Merger represent the combined financial statements of the previously separate entities adjusted to conform ABC's fiscal years and accounting policies to those used by SCI.

  In March 1995, Sterling Software acquired for cash all of the outstanding common stock of MAXXUS, Inc. ("MAXXUS"), a San Francisco-based leading provider of Financial Electronic Data Interchange software. MAXXUS's business is included in the results of operations of SCI from the date of acquisition.

5. LEGAL PROCEEDINGS AND CLAIMS

  SCI is subject to certain legal proceedings and claims which arise in the conduct of its business. In the opinion of management, the amount of any liability with respect to these actions will not have a material affect on the financial condition or results of operations of SCI.

                            STERLING COMMERCE, INC.

6. ACCOUNTS AND NOTES RECEIVABLE

  Accounts and notes receivable consist of the following at September 30 (in thousands):

                                                                 1994    1995
                                                                ------- -------
     Trade..................................................... $26,794 $39,851
     Unbilled..................................................   7,692   9,490
     Other.....................................................   1,986   1,814
                                                                ------- -------
                                                                 36,472  51,155
     Less: Allowance for doubtful accounts.....................   2,830   2,000
                                                                ------- -------
                                                                $33,642 $49,155
                                                                ======= =======

  At September 30, 1994 and 1995, accounts receivable include $1,154,000 and $1,290,000, respectively, due under contracts with the federal government and related agencies. The remainder of SCI's receivables are due principally from corporations in diverse industries located in the United States and Canada.

7. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at September 30 (in thousands):

                                                                 1994    1995
                                                                ------- -------
     Computer and peripheral equipment......................... $23,700 $36,634
     Furniture, fixtures and other equipment...................   3,989   5,016
     Building and improvements.................................   2,072   3,131
                                                                ------- -------
                                                                 29,761  44,781
     Less accumulated depreciation.............................  12,714  18,943
                                                                ------- -------
                                                                $17,047 $25,838
                                                                ======= =======

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities consist of the following at September 30 (in thousands):

                                                                 1994    1995
                                                                ------- -------
     Trade accounts payable.................................... $ 5,178 $ 7,204
     Accrued compensation......................................   7,906  11,113
     Other accrued liabilities.................................   2,129   3,125
                                                                ------- -------
                                                                $15,213 $21,442
                                                                ======= =======

                            STERLING COMMERCE, INC.

9. INCOME TAXES

  The provision for income taxes is composed of the following (in thousands):

                                                      YEARS ENDED SEPTEMBER 30
                                                      --------------------------
                                                          1994          1995
                                                      ------------  ------------
     Current:
       Federal....................................... $     16,608  $     21,073
       State.........................................        2,372         3,010
     Deferred:
       Federal.......................................         (418)        3,970
       State.........................................          (60)          567
                                                      ------------  ------------
                                                      $     18,502  $     28,620
                                                      ============  ============

  The effective income tax rate on income before taxes differed from the federal income tax statutory rate for the following reasons (in thousands):

                                                      YEARS ENDED SEPTEMBER 30
                                                      -------------------------
                                                          1994         1995
                                                      ------------ ------------
     Tax expense at U.S. federal statutory rate...... $     16,189 $     25,043
     State income taxes, net of federal benefit......        2,313        3,577
                                                      ------------ ------------
                                                      $     18,502 $     28,620
                                                      ============ ============

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of SCI's net deferred tax asset as of September 30 are as follows (in thousands):

                                                                  1994    1995
                                                                 ------- -------
   Deferred income tax assets:
     Deferred revenue..........................................  $ 1,254 $   843
     Reserves and restructuring accruals.......................    2,472   2,620
                                                                 ------- -------
       Deferred income tax assets..............................    3,726   3,463
                                                                 ------- -------
   Deferred income tax liabilities:
     Capitalized software costs................................   11,240  11,361
     Depreciation and amortization.............................    2,235   6,388
                                                                 ------- -------
       Deferred income tax liabilities.........................   13,475  17,749
                                                                 ------- -------
       Deferred income tax liability net of deferred income tax
        assets.................................................  $ 9,749 $14,286
                                                                 ======= =======

                            STERLING COMMERCE, INC.

10. COMMITMENTS

  SCI leases certain facilities and equipment under operating leases. Total rent expense for the years ended September 30, 1994 and 1995 was $6,071,000 and $7,537,000, respectively. At September 30, 1995, minimum future rental payments due under all operating leases, net of future sublease income, are as follows (in thousands):

        1996............................................................ $ 7,562
        1997............................................................   6,820
        1998............................................................   5,990
        1999............................................................   4,857
        2000............................................................   2,289
        Thereafter......................................................  11,333
                                                                         -------
                                                                         $38,851
                                                                         =======

11. STOCK OPTIONS

  SCI expects to adopt a stock option plan for the granting of options to certain of SCI's officers, directors, employees, advisors, consultants and non-employee directors. The total number of shares of Common Stock available for issuance under the option plan initially is expected to be 15,000,000.

12. POSTRETIREMENT BENEFITS

  SCI participates in Sterling Software's plan that provides retirement benefits under the provisions of Section 401(k) of the Internal Revenue Code for all domestic employees who have completed a specified term of service. Pursuant to this plan, eligible participants may elect to contribute a percentage of their annual gross compensation and SCI will contribute additional amounts, as provided by the plan. Benefits under the plan are limited to the assets of the plan. SCI contributions charged to expense during 1994 and 1995 were $861,000 and $930,000, respectively. A portion of SCI's contributions are invested in Sterling Common Stock. During 1994 and 1995, SCI's contributions included 12,088 and 7,807 shares of Sterling Common Stock, respectively. Of the 1995 contribution, 2,789 shares of Sterling Common Stock were transferred to the plan in October 1995.

  SCI does not provide other significant postemployment benefits.

                            STERLING COMMERCE, INC.

13. QUARTERLY FINANCIAL RESULTS

  SCI's consolidated operating results for each quarter of 1994 and 1995 are summarized as follows (in thousands, except share information):

                                                THREE MONTHS ENDED
                                  ----------------------------------------------
                                  DECEMBER 31  MARCH 31   JUNE 30   SEPTEMBER 30
                                  ----------- ---------- ---------- ------------
  Year ended September 30, 1994:
    Revenue.....................  $   34,393  $   36,778 $   39,171  $   45,574
    Cost of sales...............       8,704       8,359      8,907      10,312
    Product development and en-
     hancement..................       2,470       3,594      3,045       3,388
    Selling, general and admin-
     istrative..................      15,218      14,168     15,270      16,076
    Income before other expense
     and
     income taxes...............       8,001      10,657     11,949      15,798
    Net income..................       4,772       6,375      7,139       9,467
    Earning per common share....  $     0.06  $     0.09 $     0.10  $     0.13
    Average common shares out-
     standing...................  73,200,000  73,200,000 73,200,000  73,200,000
  Year ended September 30, 1995:
    Revenue.....................  $   45,096  $   46,275 $   51,637  $   60,570
    Cost of sales...............       9,592       9,648     10,233      12,077
    Product development and en-
     hancement..................       3,599       4,032      3,706       3,470
    Selling, general and admin-
     istrative..................      17,303      16,535     19,284      22,071
    Income before other expense
     and
     income taxes...............      14,602      16,060     18,414      22,952
    Net income..................       8,726       9,568     10,946      13,690
    Earnings per common share...  $     0.12  $     0.13 $     0.15  $     0.19
    Average common shares out-
     standing...................  73,200,000  73,200,000 73,200,000  73,200,000

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          STERLING SOFTWARE, INC.

                                          By /s/ Jeannette P. Meier
                                            -----------------------------------
                                            Jeannette P. Meier
                                            Executive Vice President,
                                             Secretary and General Counsel

Date: December 20, 1995